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                                                                    EXHIBIT 10.1



                FIFTH AMENDMENT TO CREDIT AND SECURITY AGREEMENT

     This Fifth Amendment, dated as of August 14, 2001, is made by and between The Sportsman's Guide, Inc., a Minnesota corporation (the "Borrower"), and Wells Fargo Bank Minnesota, National Association, f/k/a Norwest Bank Minnesota, National Association, a national banking association (the "Lender").

                                    Recitals

     The Borrower and the Lender have entered into a Credit and Security Agreement dated as of December 27, 1999, as amended by a First Amendment to Credit and Security Agreement dated as of May 12, 2000; a Second Amendment to Credit Agreement dated as of August 2, 2000; a Third Amendment to Credit Agreement and Waiver of Defaults dated as of March 7, 2001; and a Fourth Amendment to Credit and Security Agreement dated as of April 17, 2001 (the "Credit Agreement"). Capitalized terms used in these recitals have the meanings given to them in the Credit Agreement unless otherwise specified.

     The Borrower has requested that certain amendments be made to the Credit Agreement. The Lender is willing to grant the Borrower's request subject to the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:

     1. Defined Terms. Capitalized terms used in this Amendment which are defined in the Credit Agreement shall have the same meanings as defined therein, unless otherwise defined herein. In addition, Section 1.1 of the Credit Agreement is hereby amended by amending the following definitions:

     "`Borrowing Base' means, at any time, the lesser of:

          (a) the Maximum Line; or

          (b) subject to change from time to time in the Lender's sole discretion, the sum of:

               (i) 80% of Eligible Accounts; plus

               (ii) (A) from the Funding Date through August 30, 2001, 48% of Eligible Inventory; (B) from August 31, 2001 through September 29, 2001, 47% of Eligible Inventory; (C) from September 30, 2001 through October 30, 2001, 46% of Eligible Inventory; and (D) from October 31, 2001 and thereafter, 45% of Eligible Inventory; less

               (iii) the Landlord's Disclaimer Reserve."



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          "`Floating Rate' means an annual rate equal to the Prime Rate plus the
     Revolving Margin, which rate shall change when and as the Prime Rate changes."

          "`Maximum Line' means $20,000,000, unless said amount is reduced pursuant to Section 2.11, in which event it means such lower amount."

     2. Revolving Margin. Section 2.7(a) of the Credit Agreement is hereby amended in its entirety to read as follows:

          "(a) REVOLVING MARGIN. The Revolving Margin through and including the first adjustment occurring as specified below shall be one and one-quarter percent (1.25%). The Revolving Margin shall be adjusted each month on the basis of the Borrower's year-end Net Income (commencing with the year ending December 31, 2001) and minimum Month-End Availability as of the end of the previous month, in accordance with the following table:

         ------------------------------------------------------------------------------------------------------------
               FISCAL YEAR END NET INCOME            MINIMUM MONTH-END AVAILABILITY           REVOLVING MARGIN
         ------------------------------------------------------------------------------------------------------------
                   Less than $600,000              Equal to or greater than $2,000,000              1.25%
         ------------------------------------------------------------------------------------------------------------
          Equal to or greater than $600,000 but    Equal to or greater than $2,000,000              .75%
                  less than $1,000,000
         ------------------------------------------------------------------------------------------------------------
           Equal to or greater than $1,000,000     Equal to or greater than $2,000,000              .25%
                but less than $1,500,000
         ------------------------------------------------------------------------------------------------------------
           Equal to or greater than $1,500,000     Equal to or greater than $2,000,000               0%
         ------------------------------------------------------------------------------------------------------------

          The Lender shall adjust the Revolving Margin upon receipt of the Borrower's audited financial statements in accordance with Section 6.1(a), commencing with the fiscal year ending December 31, 2001. `Month-End Availability' shall mean, on any month-end date, the Borrower's average Availability for the month ending on such date as determined by the Lender. The adjustment in the Revolving Margin shall be effective as of the first day of the month following the date of delivery of the Borrower's audited statements. The Lender will adjust the Revolving Margin to the percentage in the above chart that coincides with the Borrower's year-end Net Income. Notwithstanding the foregoing, no reduction in the Margins will be made if a Default Period exists at the time that such reduction would otherwise be made."

     3. Amendment Fee. The Borrower shall pay the Lender as of the date hereof a fully earned, non-refundable fee in the amount of $8,500 in consideration of the Lender's execution of this Amendment. Such amendment fee includes all fees and disbursements of counsel to the Lender for the services performed by such counsel in



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connection with the preparation of this Amendment and the documents and instruments incidental hereto in satisfaction of the Borrower's obligations under paragraph 10.

     4. No Other Changes. Except as explicitly amended by this Amendment, all of the terms and conditions of the Credit Agreement shall remain in full force and effect and shall apply to any advance or letter of credit thereunder.

     5. Conditions Precedent. This Amendment shall be effective when the Lender shall have received an executed original hereof, the amendment fee as described in paragraph 3, and such other matters as the Lender may require.

     6. Representations and Warranties. The Borrower hereby represents and warrants to the Lender as follows:

          (a) The Borrower has all requisite power and authority to execute this Amendment and to perform all of its obligations hereunder, and this Amendment has been duly executed and delivered by the Borrower and constitutes the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms.

          (b) The execution, delivery and performance by the Borrower of this Amendment have been duly authorized by all necessary corporate action and do not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to the Borrower, or the articles of incorporation or by-laws of the Borrower, or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected.

          (c) All of the representations and warranties contained in Article V of the Credit Agreement are correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

     7. References. All references in the Credit Agreement to "this Agreement" shall be deemed to refer to the Credit Agreement as amended hereby; and any and all references in the Security Documents to the Credit Agreement shall be deemed to refer to the Credit Agreement as amended hereby.

     8. No Waiver. The execution of this Amendment and acceptance of any documents related hereto shall not be deemed to be a waiver of any Default or Event of Default under the Credit Agreement or breach, default or event of default under any Security Document or other document held by the Lender, whether or not known to the Lender and whether or not existing on the date of this Amendment.




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     9. Release. The Borrower hereby absolutely and unconditionally releases and forever discharges the Lender, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which the Borrower has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown.

     10. Costs and Expenses. The Borrower hereby reaffirms its agreement under the Credit Agreement to pay or reimburse the Lender on demand for all costs and expenses incurred by the Lender in connection with the Credit Agreement, the Security Documents and all other documents contemplated thereby, including without limitation all reasonable fees and disbursements of legal counsel.

     11. Miscellaneous. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.


WELLS FARGO BANK MINNESOTA,            THE SPORTSMAN'S GUIDE, INC.
 NATIONAL ASSOCIATION


By /s/ Perry T. Larson                 By /s/ Charles B. Lingen
  -----------------------------------    -----------------------------------
  Perry T. Larson                         Charles B. Lingen
  Its Vice President                      Its Chief Financial Officer




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